As filed with the Securities and Exchange Commission on November 1, 2000
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                                 HOOVER'S, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                74-2559474

    (State or other jurisdiction         (I.R.S. Employer Identification No.)
 of incorporation or organization)

                        1033 LA POSADA DRIVE, SUITE #250
                                AUSTIN, TX 78752
               (Address of principal executive offices) (Zip Code)

                              --------------------
                               POWERIZE.COM, INC.
                            1998 STOCK INCENTIVE PLAN
                         (as assumed by Hoover's, Inc.)
                            (full title of the plan)

                              --------------------

                                 HOOVER'S, INC.
                            1999 STOCK INCENTIVE PLAN
                            (full title of the plan)

                              --------------------

                                PATRICK J. SPAIN
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                 HOOVER'S, INC.
               1033 LA POSADA DRIVE, SUITE #250, AUSTIN, TX 78752
                     (Name and address of agent for service)
                                 (512) 374-4500
          (Telephone number, including area code, of agent for service)



                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================

                                       AMOUNT TO BE       PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED  REGISTERED (1)  OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Powerize.com, Inc.
1998 Stock Incentive Plan
-------------------------
common stock, par value $0.01 per        260,897
share                                     shares               $4.60                     $1,200,238               $317(2)
-------------------------------------------------------------------------------------------------------------------------------

Hoover's, Inc.
1999 Stock Incentive Plan
-------------------------
common stock, par value $0.01 per       1,500,000
share                                     shares               $3.19                     $4,785,000             $1,264(3)
===============================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Hoover's common stock, par value $0.01 per share ("Common Stock"), which become issuable under the Powerize.com, Inc. 1998 Stock Incentive Plan and the Hoover's, Inc. 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Hoover's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (as so amended the "Securities Act of 1933"), on the basis of the weighted average exercise price per share of the outstanding options.
(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock on October 30, 2000, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Hoover's, Inc. ("Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) Registrant's Annual Report on Form 10-K filed with the Commission on June 29, 2000 for the fiscal year ended March 31, 2000;

         (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the Commission on August 14, 2000;

         (c) Registrant's Current Report on Form 8-K filed with the Commission on July 14, 2000;

         (d) Registrant's Current Report on Form 8-K filed with the Commission on August 16, 2000, as amended by Registrant's Form 8-KA filed with the Commission on October 16, 2000.

         (e) Registrant's Registration Statement No. 000-26097 on Form 8-A12G filed with the Commission on May 14, 1999, in which there is described the terms, rights and provisions applicable to Registrant's outstanding Common Stock; and

         (f) Registrant's Registration Statement No. 333-92819 on Form S-8 filed with the Commission on December 6, 1999.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Registrant may and, in certain cases, must be indemnified by Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Section 14 of Registrant's Amended and Restated Certificate of Incorporation, as amended (as so amended, the "Amended Certificate"), provides that a director of Registrant shall not be personally liable to Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 14 of the Amended Certificate also provides that if, after approval by Registrant's stockholders of Section 14 of the Amended Certificate, the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

         Section 14 of the Amended Certificate also provides that Registrant shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Registrant's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Section 11.1 of Registrant's Amended and Restated Bylaws, as amended (as so amended, the "Amended Bylaws"), provides that Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL; PROVIDED, HOWEVER, that Registrant may limit the extent of such indemnification by individual contracts with its directors and executive officers; PROVIDED, FURTHER, that Registrant shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against Registrant or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of Registrant, or (iii) such indemnification is provided by Registrant, in its sole discretion, pursuant to the powers vested in Registrant under the DGCL.

         Section 11.2 of the Amended Bylaws provides that Registrant shall have the power to indemnify its other officers, employees and other agents as set forth in the DGCL.

         Registrant has entered into indemnification agreements with each of its directors, pursuant to which Registrant is obligated, to the extent permitted by applicable law, to indemnify such directors against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or assumed certain responsibilities at the direction of Registrant. Registrant has also purchased directors' and officers' liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.



Number             Exhibit
------             -------
4                  Instruments Defining Rights of Stockholders.  Reference is
                   made to Registrant's Registration Statement on Form 8-A12G
                   (File No. 000-26097) which is incorporated herein by
                   reference pursuant to Item 3(d).
5                  Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1               Consent of Ernst & Young LLP, independent auditors.
23.2               Consent of Brobeck, Phleger & Harrison LLP.  Contained in
                   Exhibit 5.
24                 Power of Attorney.  Reference is made to page II-4 of this
                   Registration Statement.
99.1               Powerize.com, Inc. (f/k/a KnowledgeLink Interactive, Inc.)
                   1998 Stock Incentive Plan
99.2               Hoover's, Inc. 1999 Stock Incentive Plan.  Previously filed with the Securities Exchange Commission as an exhibit to
                   Registrant's Registration Statement on

                                    II-2


                   Form S-8 (File No. 333-92819), which is incorporated herein by reference pursuant to Item 3(e).
99.3               Form of Powerize.com, Inc. Stock Option Agreement
99.4               Form of Letter to holders of Powerize.com, Inc. Stock
                   Options, dated October 2, 2000, regarding conversion of Powerize.com, Inc. Stock Options to Hoover's, Inc. Options


Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Powerize.com, Inc. 1998 Stock Incentive Plan and the Hoover's, Inc. 1999 Stock Incentive Plan; and

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 30th day of October, 2000.

                                      HOOVER'S, INC.


                                      By: /s/ Patrick J. Spain
                                          --------------------------------------
                                          Patrick J. Spain
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                           POWER OF ATTORNEY

We, the undersigned officers and directors of Hoover's, Inc., a Delaware corporation, do hereby constitute and appoint Patrick J. Spain and Lynn Atchison and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                      Title                                          Date
---------                                      -----                                          ----
                                               Chairman of the Board of Directors,
/s/ Patrick J. Spain                           Chief Executive Officer and President          October 26, 2000
-------------------------                      (principal executive officer)
Patrick J. Spain

                                               Senior Vice President, Finance and
/s/ Lynn Atchison                              Chief Financial Officer (principal             October 30, 2000
-------------------------                      financial and accounting officer)
Lynn Atchison


/s/ William S. Berkley                         Director                                       October 31, 2000
-------------------------
William S. Berkley


                                                       II-4



/s/ Steven B. Fink                             Director                                       October 30, 2000
-------------------------
Steven B. Fink


/s/ Alan Chai                                  Director                                       October 27, 2000
-------------------------
Alan Chai


                                               Director                                       October 30, 2000
-------------------------
Thomas J. Hillman


                                               Director                                       October 30, 2000
-------------------------
Gary E. Hoover


/s/ Laurence J. Kirshbaum                      Director                                       October 26, 2000
-------------------------
Laurence J. Kirshbaum


/s/ Stephen R. Zacharias                       Director                                       October 30, 2000
-------------------------
Stephen R. Zacharias


                                  EXHIBIT INDEX



Number             Exhibit
------             -------
4                  Instruments Defining Rights of Stockholders.  Reference is
                   made to Registrant's Registration Statement Form 8-A12G
                   (File No. 000-26097) which is incorporated herein by
                   reference pursuant to Item 3(d).
5                  Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1               Consent of Ernst & Young LLP, independent auditors.
23.2               Consent of Brobeck, Phleger & Harrison LLP.  Contained in
                   Exhibit 5.
24                 Power of Attorney.  Reference is made to page II-4 of this
                   Registration Statement.
99.1               Powerize.com, Inc. (f/k/a KnowledgeLink Interactive, Inc.)
                   1998 Stock Incentive Plan
99.2               Hoover's, Inc. 1999 Stock Incentive Plan.  Previously filed with the Securities Exchange Commission as an exhibit to
                   Registrant's Registration Statement on Form S-8 (File No.
                   333-92819), which is incorporated herein by reference
                   pursuant to Item 3(e).
99.3               Form of Powerize.com, Inc. Stock Option Agreement
99.4               Form of Letter to holders of Powerize.com, Inc. Stock
                   Options, dated October 2, 2000, regarding conversion of
                   Powerize.com, Inc. Stock Options to Hoover's, Inc. Options

